Exhibit 99.1
At EMAK Worldwide, Inc.:
Media and investor inquiries:
Lisa Mueller
Director, Investor Relations
(323) 932-4034
For Immediate Release
EMAK Worldwide Reports Results
for Fiscal Year and Fourth Quarter of 2005
     LOS ANGELES, March 2, 2006 – EMAK Worldwide (Nasdaq: EMAK), a leading marketing services firm, today announced its financial results for the fourth quarter and full year ended December 31, 2005.

	Q4-05	Q4-04	FY 05	FY 04
Revenues, in millions	$58.2	$75.0	$223.4	$236.7
Net loss, in millions	$38.6	$8.1	$39.9	$9.7
Net loss per diluted share	$6.74	$1.47	$7.15	$1.94
     Results in the fourth quarter of 2005 reflect special charges and costs of approximately $29.3 million, or $5.06 per diluted share. These include non-cash goodwill impairment charges of $27.5 million and restructuring costs of $1.6 million. Excluding these items and excluding the impact of establishing a deferred tax asset valuation allowance (discussed below), the fourth quarter 2005 net loss was $281,000, or $0.11 per diluted share, compared with net income, excluding charges, of approximately $443,000, or $0.01 per diluted share, in the fourth quarter of 2004.
     The 2004 fourth-quarter results exclude the following special items: a charge of approximately $7.7 million, or $0.80 per diluted share, relating to minimum royalty guarantee shortfalls on several of its consumer products licenses; a non-cash goodwill impairment charge of $6.3 million, or $0.65 per diluted share, related to the Upshot agency; a charge of $237,000, or $0.02 per diluted share, related to the settlement of a dispute with respect to products sold by SCI
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EMAK Worldwide, Inc.

Promotion; and restructuring gains, integration costs and ERP reimplementation costs combined for a net charge of $73,000, or $0.01 per diluted share.
     “Our results underscore the importance of the steps we’re taking to integrate, renovate and equip our agencies to operate more efficiently and to capture growth opportunities in our markets,” said Jim Holbrook, EMAK’s Chief Executive Officer. “Revenues for the fourth quarter were down from last year’s quarter due to declining sales levels at Logistix and the loss of SUBWAY® as a client, while we saw positive sales trends at our Upshot agency. Revenues for the year were essentially flat year-over-year when excluding low-margin logistical services. EBITDA before charges more than tripled for the full year 2005 as gross margins improved.
     “Going forward, we’re continuing to streamline the organization and complete the turnaround efforts we announced last quarter to help our agencies win more business, deliver superior service to clients and drive future growth and profitability,” said Holbrook.
Fourth Quarter 2005 Financial Highlights
     The following table presents financial highlights for the Company’s operations for the fourth quarter of 2005. Full financial results, including reconciliations of GAAP to non-GAAP measures, follow at the end of the release.
Results from operations

(In thousands of dollars)	Three Months Ended December 31,
		% of		% of
	2005	revenues	2004	revenues	% change

Revenues	58,243		75,016		-22.4%
Domestic	51,093	87.7%	58,915	78.5%	-13.3%
International	7,150	12.3%	16,101	21.5%	-55.6%

Marketing services	51,118	87.8%	67,126	89.5%	-23.8%
Consumer products	7,125	12.2%	7,890	10.5%	-9.7%

Gross profit	15,026	25.8%	9,039	12.0%	66.2%
Marketing services gross profit	13,412	26.2%	15,062	22.4%	-11.0%
Consumer products gross profit (loss)	1,614	22.7%	(6,023)	-76.3%	-126.8%

Operating expenses	44,789	76.9%	22,232	29.6%	101.5%
Operating loss	(29,763)	-51.1%	(13,193)	-17.6%	125.6%
Net loss	(38,639)	-66.3%	(8,095)	-10.8%	377.3%

Non-GAAP financial highlights
Adjusted gross profit before charges/gain	14,913	25.6%	16,762	22.3%	-11.0%
Adjusted consumer products gross profit before charges/gain	1,501	21.1%	1,700	21.5%	-11.7%
Adjusted operating expenses before charges	15,351	26.4%	15,610	20.8%	-1.7%
EBITDA	(29,269)	-50.3%	(13,181)	-17.6%	122.1%
Adjusted EBITDA before charges and gain	56	0.1%	1,163	1.6%	-95.2%
Adjusted operating income (loss) before charges and gain	(438)	-0.8%	1,152	1.5%	-138.0%
Adjusted net income (loss) before charges and gain	(281)	-0.5%	443	0.6%	-163.4%
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EMAK Worldwide, Inc.

Additional Fourth Quarter 2005 Financial Highlights
•	The quarter-over-quarter decline in Marketing Services revenues was partially attributable to the Company’s decision not to pursue low-margin logistical services for its largest client this year.

•	Gross profit, before gain, increased from the prior year due to margin improvements in the Marketing Services segment, including a higher level of fee-based revenues coupled with the phase out of low-margin logistical services.

•	Operating expenses, excluding charges, increased as a percentage of revenues versus prior year due to a lower level of revenues.

•	Results for the fourth quarter of 2004 include only one and a half months of revenues for Megaprint (acquired November 10, 2004).
Special Items
     Fourth quarter 2005 results were affected by special items, as follows:
•	A non-cash goodwill impairment charge of $16.7 million, or $2.88 per diluted share, related to Logistix Ltd., whose largest client has reduced the number and size of its promotional programs.

•	A non-cash goodwill impairment charge of $10.8 million, or $1.87 per diluted share, related to SCI Promotion, which includes the business of USI (acquired in 1998). SCI’s retail department store clients are coping with industry consolidation and poor performance, resulting in tighter marketing budgets and smaller, less frequent promotional programs. Competitive pressures and materials cost increases in Asia have also compressed the agency’s gross margins.

•	A restructuring charge of $1.6 million, or $0.28 per diluted share, related to the closure of the Johnson Grossfield office in Minneapolis, staff reductions at Logistix in the U.K., the reorganization of the SCI Promotion agency, the elimination of centralized management positions and the wind down of Pop Rocket.

•	A charge of $237,000 or $0.04 per diluted share, due to lower than estimated sublease income for vacated office space in the Logistix business. The office space has been subleased at rates modestly below the Company’s initial estimates.
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EMAK Worldwide, Inc.

•	A gain of $113,000, or $0.02 per diluted share, for the reversal of a portion of a charge taken in the fourth quarter of 2004 for minimum royalty guarantee shortfalls on several consumer products licenses. The reversal is due to better than anticipated performance of the Scooby-Doo™ toy line.

•	Pre-tax integration costs and ERP reimplementation costs combined for a net charge of $28,000.
Taxes
     In addition to the fourth quarter charges mentioned above, the Company established a valuation allowance of approximately $9.0 million, or $1.55 per diluted share, against previously recorded deferred tax assets related to its U.S. operations. As a result, the Company has a net tax provision despite losses before taxes.
Financial Condition
•	The balance of cash and cash equivalents at December 31, 2005 was $6.3 million, an increase of $1.9 million versus the end of last year.

•	The Company generated $12.1 million in cash from operations during 2005, versus a use of cash of $9.2 million in 2004.

•	Working capital was $12.5 million and the current ratio was 1.3, versus working capital of $17.9 million and a current ratio of 1.3 at the end of 2004.

•	The Company had no debt the end of 2005 compared to $6.0 million in short-term debt at the end of 2004.
     “Despite incurring a number of charges in 2005, we ended the year with a higher cash balance and no debt,” said Holbrook.
Full Year 2005 Financial Highlights
     The following table presents financial highlights for the Company’s operations for the full year 2005. Full financial results, including reconciliations of GAAP to non-GAAP measures, follow at the end of the release.
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EMAK Worldwide, Inc.

Results from operations
(In thousands of dollars)

	Twelve Months Ended December 31,
		% of		% of
	2005	revenues	2004	revenues	% change

Revenues	223,397		236,661		-5.6%
Domestic	171,995	77.0%	177,125	74.8%	-2.9%
International	51,402	23.0%	59,536	25.2%	-13.7%

Marketing services	197,182	88.3%	211,526	89.4%	-6.8%
Consumer products	26,215	11.7%	25,135	10.6%	4.3%

Gross profit	61,308	27.4%	48,452	20.5%	26.5%
Marketing services gross profit	52,636	26.7%	50,508	23.9%	4.2%
Consumer products gross profit (loss)	8,672	33.1%	(2,056)	-8.2%	-521.8%

Operating expenses	93,064	41.7%	64,065	27.1%	45.3%
Operating loss	(31,756)	-14.2%	(15,613)	-6.6%	103.4%
Net loss	(39,872)	-17.8%	(9,684)	-4.1%	311.7%

Non-GAAP financial highlights
Adjusted gross profit before charges/gain	58,471	26.2%	56,174	23.7%	4.1%
Adjusted consumer products gross profit before charges/gain	5,835	22.3%	5,666	22.5%	3.0%
Adjusted operating expenses before charges	58,677	26.3%	56,916	24.0%	3.1%
EBITDA	(29,205)	-13.1%	(14,182)	-6.0%	105.9%
Adjusted EBITDA before charges and gain	2,345	1.0%	689	0.3%	240.3%
Adjusted operating loss before charges and gain	(206)	-0.1%	(742)	-0.3%	-72.2%
Adjusted net loss before charges and gain	(150)	-0.1%	(824)	-0.3%	-81.8%
Outlook
     Holbrook commented on the outlook for 2006:
     “We expect fewer special charges in 2006, and we expect to see the benefit from our recent cost reduction actions beginning in the first quarter of 2006 and increasing after SCI’s second quarter transition to the Los Angeles office.
     “We have launched a series of initiatives to improve our growth and efficiency over the longer term. We view 2006 as a rebuilding year as we begin to implement our strategies. In 2006, we will extend these efforts to reduce costs, streamline our organizational structure and get all of our agencies growing. One major initiative now underway is the integration of several agencies into Logistix Worldwide, which we plan to re-launch this year as a larger and more capable specialist in constructive marketing to families. The full impact of these changes will begin to be realized in 2007 and beyond.
     “The fundamentals of our industry remain intact, with spending on marketing services expected to outpace that of traditional advertising for the foreseeable future. We are working to position our agencies to take advantage of these trends and to drive long-term growth in our business over the next several years at rates that exceed the averages of traditional advertising businesses,” said Holbrook.
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EMAK Worldwide, Inc.

Fourth Quarter Conference Call and Webcast
     The Company will host a conference call with investors and financial analysts today at 5:00 p.m.ET/2:00 p.m. PT to discuss its fourth quarter financial results and operational highlights. The call can be accessed live via the Internet at www.emak.com. To listen to the live call, visit the Investor Relations section (Events page) of the Web site at least 15 minutes prior to download any necessary software. For those who cannot listen to the live broadcast, an online replay will be available for 30 days at www.emak.com, or a phone replay will be available through March 9, 2006, by dialing 800-642-1687 or 706-645-9291 (international) and entering the passcode 5364783.
About EMAK Worldwide, Inc.
     EMAK Worldwide, Inc. is a leading global marketing services company based in Los Angeles, with offices in Chicago, Ontario (CA), Frankfurt, London, Paris, The Netherlands, Hong Kong and Shanghai. The Company focuses on the design and execution of strategy-based marketing programs, with particular expertise in the areas of: strategic planning and research, entertainment marketing, design and manufacturing of custom promotional products, promotion, event marketing, collaborative marketing, and environmental branding. The Company’s clients include Burger King Corporation, Frito-Lay, Kellogg, Kohl’s, Kraft, Macy’s, Miller Brewing Company and Procter & Gamble, among others. More information about EMAK Worldwide is available on the Company’s web site at www.emak.com.
NOTE: All trademarks and registered trademarks are property of their respective owners.
Certain expectations and projections regarding the future performance of EMAK Worldwide, Inc. discussed in this news release are forward-looking and are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These expectations and projections are based on currently available competitive, financial and economic data along with the Company’s operating plans and are subject to future events and uncertainties. Management cautions the reader that the following factors, among others, could cause the Company’s actual consolidated results of operations and financial position in 2006 and thereafter to differ significantly from those expressed in forward-looking statements: the Company’s dependence on a single customer; the significant quarter-to-quarter variability in the Company’s revenues and net income; the Company’s dependence on the popularity of licensed entertainment properties and the ability to license, develop and market new products; the Company’s dependence on foreign manufacturers; the Company’s need for additional working capital; the negative results of litigation, governmental proceedings or environmental matters; and the potential negative impact of past or future acquisitions. The Company undertakes no obligation to publicly release the results of any revisions to forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The risks highlighted herein should not be assumed to be he only items that could affect the future performance of the Company.
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EMAK Worldwide, Inc.

EMAK Worldwide, Inc.
Condensed Consolidated Statements of Income
(In thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	(Unaudited)		(Unaudited)
	2005	2004	2005	2004
Revenues	$58,243	$75,016	$223,397	$236,661
Cost of sales	43,330	58,255	164,926	180,487
Minimum royalty guarantee shortfalls (gain)	(113)	7,722	(2,837)	7,722

Gross profit	15,026	9,039	61,308	48,452
Operating expenses:
Salaries, wages and benefits	8,956	8,147	35,090	31,310
Selling, general and administrative	6,395	7,463	23,587	25,606
Integration costs	5	38	81	174
Restructuring charge (gain)	1,634	(24)	2,952	56
Loss on lease	237	—	237	311
Dispute resolution charge	—	237	—	237
Impairment of assets	27,539	6,312	30,970	6,312
ERP reimplementation costs	23	59	147	59

Total operating expenses	44,789	22,232	93,064	64,065

Loss from operations	(29,763)	(13,193)	(31,756)	(15,613)
Interest expense, net	(107)	(80)	(349)	(151)
Other income (expense)	13	(526)	386	(636)

Loss before provision (benefit) for income taxes	(29,857)	(13,799)	(31,719)	(16,400)
Provision (benefit) for income taxes	8,782	(5,704)	8,153	(6,716)

Net loss	(38,639)	(8,095)	(39,872)	(9,684)
Preferred stock dividends	375	375	1,500	1,500

Net loss available to common stockholders	$(39,014)	$(8,470)	$(41,372)	$(11,184)

Basic loss per share
Loss per share	$(6.74)	$(1.47)	$(7.15)	$(1.94)

Weighted average shares outstanding	5,792,517	5,759,052	5,782,925	5,753,978

Diluted loss per share
Loss per share	$(6.74)	$(1.47)	$(7.15)	$(1.94)

Weighted average shares outstanding	5,792,517	5,759,052	5,782,925	5,753,978

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EMAK Worldwide, Inc.

EMAK Worldwide, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	December 31,	December 31,
	2005	2004
	(Unaudited)	(Unaudited)
ASSETS
Cash and cash equivalents	$6,315	$4,406
Accounts receivable, net	29,375	47,180
Inventories	11,246	18,763
Prepaid expenses and other current assets	3,044	5,466

CURRENT ASSETS	49,980	75,815
Fixed assets, net	3,571	5,029
Intangible assets, net	13,567	45,409
Other assets	626	7,060

TOTAL ASSETS	$67,744	$133,313

LIABILITIES, MANDATORILY REDEEMABLE

PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Short-term debt	$—	$6,025
Accounts payable	20,118	30,996
Accrued liabilities	17,342	20,860

CURRENT LIABILITIES	37,460	57,881
Long-term liabilities	3,956	6,621

TOTAL LIABILITIES	41,416	64,502

Mandatorily redeemable preferred stock	22,518	22,518

Common stock	—	—
Additional paid-in capital	27,922	27,516
Retained earnings	(7,418)	33,954
Accumulated other comprehensive income	2,699	4,972
Less:
Treasury stock	(17,669)	(17,669)
Unearned compensation	(1,724)	(2,480)

TOTAL STOCKHOLDERS’ EQUITY	3,810	46,293

TOTAL LIABILITIES, MANDATORILY REDEEMABLE
PREFERRED STOCK AND STOCKHOLDERS’ EQUITY	$67,744	$133,313

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EMAK Worldwide, Inc.

EMAK Worldwide, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Twelve Months Ended
	December 31,
	(Unaudited)
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(39,872)	$(9,684)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,165	2,067
Provision for doubtful accounts	(70)	48
Gain on disposal of fixed assets	(17)	(13)
Tax benefit from exercise of stock options	—	14
Amortization of restricted stock	938	714
Minimum royalty guarantee shortfalls (gain)	(2,837)	7,722
Impairment of assets	30,970	6,312
Changes in operating assets and liabilities-
Increase (decrease) in cash and cash equivalents:
Accounts receivable	16,620	(3,222)
Inventories	7,265	98
Deferred income taxes	8,976	(4,015)
Prepaid expenses and other current assets	(238)	(1,503)
Other assets	(93)	(908)
Accounts payable	(10,203)	82
Accrued liabilities	(558)	(6,006)
Long-term liabilities	(953)	(934)

Net cash provided by (used in) operating activities	12,093	(9,228)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets	(1,711)	(1,602)
Proceeds from sale of fixed assets	992	64
Refund for purchase of Upshot	75	—
Payment for purchase of Johnson Grossfield	(148)	(4,614)
Payment for purchase of Megaprint Group	(1,908)	(2,591)

Net cash used in investing activities	(2,700)	(8,743)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under line of credit	—	4,054
Payment of preferred stock dividends	(1,500)	(1,500)
Purchase of treasury stock	—	(211)
Proceeds from exercise of stock options	115	640
Repayment of short-term debt	(6,025)	—

Net cash provided by (used in) financing activities	(7,410)	2,983

Net increase (decrease) in cash and cash equivalents	1,983	(14,988)

Effects of exchange rates on cash and cash equivalents	(74)	103

CASH AND CASH EQUIVALENTS, beginning of period	4,406	19,291

CASH AND CASH EQUIVALENTS, end of period	$6,315	$4,406

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EMAK Worldwide, Inc.

EMAK Worldwide, Inc.
EBITDA
(In thousands)

EBITDA, before charges, is calculated as follows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	(Unaudited)		(Unaudited)
	2005	2004	2005	2004
Net loss	$(38,639)	(8,095)	$(39,872)	$(9,684)

Interest expense, net	107	80	349	151
Provision (benefit) for income taxes	8,782	(5,704)	8,153	(6,716)
Depreciation	449	428	1,821	1,704
Amortization	32	110	344	363

EBITDA	(29,269)	(13,181)	(29,205)	(14,182)

Minimum royalty guarantee shortfalls (gain)	(113)	7,722	(2,837)	7,722
Integration costs	5	38	81	174
Restructuring charge (gain)	1,634	(24)	2,952	56
Impairment of assets	27,539	6,312	30,970	6,312
Loss on lease	237	—	237	311
Dispute resolution charge	—	237	—	237
ERP reimplementation costs	23	59	147	59

EBITDA, before charges	$56	$1,163	$2,345	$689

EBITDA is reconciled to cash flows provided by (used in) operating activities, the most comparable measure under generally accepted accounting principles, as follows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	(Unaudited)		(Unaudited)
	2005	2004	2005	2004
EBITDA, before charges	$56	$1,163	$2,345	$689

Integration costs	(5)	(38)	(81)	(174)
Restructuring gain (charge)	(1,634)	24	(2,952)	(56)
Loss on lease	(237)	—	(237)	(311)
Dispute resolution charge	—	(237)	—	(237)
ERP reimplementation costs	(23)	(59)	(147)	(59)
Interest expense, net	(107)	(80)	(349)	(151)
Benefit (provision) for income taxes	(8,782)	5,704	(8,153)	6,716
Changes in operating assets and liabilities	14,737	(10,010)	20,816	(16,408)
Other, net	174	(57)	851	763

Net cash provided by (used in) operating activities	$4,179	$(3,590)	$12,093	$(9,228)

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